Exhibit 32.1

Certification by Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Report”) of United States Natural Gas Fund, LP (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, John P. Love, the President and Chief Executive Officer of United States Commodity Funds LLC, General Partner of the Registrant, hereby certify, to the best of my knowledge, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	May 7, 2021	By	/s/ John P. Love
		Name:	John P. Love
		Title:	President and Chief Executive
Officer United States Commodity
Funds LLC,
General Partner of United States Natural Gas Fund, LP